SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2003

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08703	33-0956711

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On July 31, 2003, we purchased substantially all of the assets of Read-Rite Corporation (“Read-Rite”) and an option to purchase the capital stock of Read-Rite International, a subsidiary of Read-Rite. Read-Rite International is the owner of Read-Rite (Thailand) Co. Ltd., a Thailand corporation (“Read-Rite Thailand”). The purchase was made by our wholly-owned indirect subsidiary, Western Digital (Fremont), Inc., formerly known as RR(US) Acquisition Corporation (“WD Fremont”). We have exercised our option to acquire the capital stock of Read-Rite International.

Read-Rite commenced voluntary Chapter 7 bankruptcy proceedings in June 2003. We acquired the assets from the Trustee administering the bankruptcy proceedings of Read-Rite. WD Fremont and the Trustee executed an Asset Purchase Agreement dated July 24, 2003 and on July 25, 2003 the United States Bankruptcy Court for the Northern District of California, Oakland Division, issued an order approving the sale of the assets to us. The transaction closed on July 31, 2003.

We acquired assets of Read-Rite including equipment, inventory, accounts receivable, intellectual property, business licenses, claims and other assets, and pursuant to our exercise of the option, the capital stock of Read-Rite International. The Read-Rite assets we purchased were used by Read-Rite to design and manufacture magnetic recording heads, head gimbal assemblies and head stack assemblies for disk drives. Substantially all of the employees of Read-Rite at its Fremont, California facility were terminated in June 2003 at the time Read-Rite filed its Chapter 7 bankruptcy petition. We are in the process of hiring employees to operate the Fremont, California facility and we intend to use the purchased assets to design and manufacture head gimbal assemblies and head stack assemblies for use in disk drives we manufacture.

The purchase price for the assets was determined by auction and was cash consideration of approximately $95.4 million, including approximately $8.4 million being paid to acquire equipment from certain of Read-Rite’s secured lenders. Read-Rite Thailand has un-negotiated debt obligations of approximately $62 million. We funded the acquisition through available working capital. Prior to this transaction, neither we nor our subsidiaries, our directors, our officers or associates of our directors and officers had a material relationship with Read-Rite or any of its affiliates, except that we were a significant customer of Read-Rite prior to its commencement of bankruptcy proceedings.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1, which includes the option agreement to acquire Read-Rite International, and each is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.           Not Applicable

(b)  Pro Forma Financial Information.           Not Applicable

(c)  Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement between Chapter 7 Trustee for the Bankruptcy Estate of Read-Rite Corporation and RR(US) Acquisition Corporation, dated July 24, 2003, including Option Agreements to purchase all of the outstanding capital stock of Read-Rite International, Sunward Technologies International, and Read Rite Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

By:	/s/ Raymond M. Bukaty Raymond M. Bukaty Vice President, General Counsel and Secretary Dated: August 15, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement between Chapter 7 Trustee for the Bankruptcy Estate of Read-Rite Corporation and RR(US) Acquisition Corporation, dated July 24, 2003, including Option Agreements to purchase all of the outstanding capital stock of Read-Rite International, Sunward Technologies International, and Read Rite Holding Company.